Exhibit 99.1

Fourth Quarter Pre-Tax Income of $144 million and Diluted EPS of $7.25

Full Year 2025 Pre-Tax Income of $429 million and Diluted EPS of $22.72

Gross Loss Ratio of 15.6% for the fourth quarter and 19.6% for the full year 2025

Tampa, Fla. – February 25, 2026 – HCI Group, Inc. (NYSE:HCI), reported pre-tax income of $144 million and net income of $108 million in the fourth quarter of 2025 compared with pre-tax income of $6 million and net income of $4 million in the fourth quarter of 2024. Net income after noncontrolling interests in the fourth quarter of 2025 was $98 million compared with $3 million in the fourth quarter of 2024. Diluted earnings per share were $7.25 in the fourth quarter of 2025 compared with $0.23 diluted earnings per share in the fourth quarter of 2024.

Management Commentary

“2025 was a very successful year for HCI, delivering record earnings and shareholder returns. In addition to our operating performance, HCI successfully executed the IPO of Exzeo, a leading technology platform.” said HCI Group Chairman and Chief Executive Officer Paresh Patel. “Looking forward to 2026, we are exploring new areas of growth, both organically and through acquisition. In the meantime, we plan to invest in ourselves through a soon-to-be announced share buyback program.”

Fourth Quarter 2025 Results

Gross premiums earned in the fourth quarter of 2025 were $332 million compared with $297 million in the fourth quarter of 2024. The increase was driven by a higher volume of insurance policies in force.

Premiums ceded for reinsurance in the fourth quarter of 2025 were $106 million compared with $151 million in the fourth quarter of 2024. The fourth quarter of 2024 included a $51 million non-recurring amount related to Hurricane Milton.

Losses and loss adjustment expenses in the fourth quarter of 2025 were $52 million compared with $111 million in the fourth quarter of 2024. Losses and loss adjustment expenses in the fourth quarter of 2024 included a net loss of $78 million from Hurricane Milton, partially offset by $24 million of favorable development. Losses and loss adjustment expenses in the fourth quarter of 2025 included $6 million of favorable development. The gross loss ratio for the fourth quarter of 2025 was 15.6%.

Policy acquisition and other underwriting expenses in the fourth quarter of 2025 were $33 million compared with $28 million in the fourth quarter of 2024. The increase was driven by a higher volume of premiums in force.

Interest expense in the fourth quarter of 2025 was $1 million compared with $3 million for the fourth quarter of 2024. The fourth quarter of 2024 included $2 million of interest expense on the 4.75% convertible notes which have since been redeemed.

Full Year 2025 Results

Pre-tax income was $429 million and net income was $320 million in 2025 compared with pre-tax income of $173 million and net income of $128 million in 2024. Net income after noncontrolling interests in 2025 was $299 million compared with $110 million in 2024. Diluted earnings per share were $22.72 in 2025 compared with $8.89 diluted earnings per share in 2024.

Gross premiums earned in 2025 were $1,236 million compared with $1,083 million in 2024. The increase was driven by a higher volume of policies in force.

Premiums ceded for reinsurance in 2025 were $414 million compared with $406 million in 2024. The increase was driven by a higher volume of policies in force, partially offset by a $63 million non-recurring amount included in 2024 related to Hurricane Milton and Hurricane Helene.

Losses and loss adjustment expenses in 2025 were $242 million compared with $375 million in 2024. Losses and loss adjustment expenses in 2024 included net losses of $128 million from Hurricanes Milton, Helene, and Debby. The gross loss ratio for the full year 2025 was 19.6%.

Policy acquisition and other underwriting expenses in 2025 were $122 million compared with $99 million in 2024. The increase was driven by a higher volume of premiums in force.

General and administrative personnel expenses in 2025 were $72 million compared with $63 million in 2024. The increase was primarily attributable to an increase in stock-based and other incentive compensation as well as an increase in salaries and wages.

Interest expense in 2025 was $9 million compared with $13 million in 2024. The full year of 2024 included $9 million of interest expense on the 4.75% convertible notes which were redeemed during the second quarter of 2025.

Conference Call

HCI Group will hold a conference call later today, February 25, 2026, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel, Chief Operating Officer Karin Coleman and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern Time.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (888) 506-0062

Listen-only international number: (973) 528-0011

Entry Code: 935522

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern Time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through February 25, 2027.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 53584

About HCI Group, Inc.

HCI Group, Inc. is a diversified holding company engaged in insurance, reinsurance, real estate, claims services, and insurance technology. The HCI Group portfolio of companies includes multiple P&C underwriters and exchanges, a captive reinsurer, a claims management business, a commercial real estate investment company, and leading insurance technology company Exzeo. HCI was founded in 2006 and operates in 13 states.

HCI's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com. Exzeo’s common shares trade on the New York Stock Exchange under the ticker symbol “XZO.” For more information about Exzeo, visit www.exzeo.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Nat Otis

Investor Relations

HCI Group, Inc.

Tel (813) 405-5341

notis@hcigroup.com

Investor Relations Contact:

Matt Glover

Gateway Group, Inc.

Tel (949) 574-3860

HCI@gateway-grp.com

- Tables to follow -

HCI GROUP, INC. AND SUBSIDIARIES

Selected Financial Metrics

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2025	2024	2025	2024
Gross Written Premiums:
Homeowners Choice	$125,483	$145,085	$652,569	$593,943
TypTap Insurance Company	140,901	174,980	503,672	491,413
Condo Owners Reciprocal Exchange	3,060	14,435	31,001	81,411
Tailrow Reciprocal Exchange	64,364	-	107,528	-
Total Gross Written Premiums	$333,808	$334,500	$1,294,770	$1,166,767

Gross Premiums Earned:
Homeowners Choice	$167,795	$156,342	$637,741	$589,137
TypTap Insurance Company	129,259	123,807	502,756	442,876
Condo Owners Reciprocal Exchange	9,054	17,348	47,688	51,207
Tailrow Insurance Exchange	25,947	-	47,960	-
Total Gross Premiums Earned	$332,055	$297,497	$1,236,145	$1,083,220

Gross loss ratio	15.6%	37.2%	19.6%	34.6%

Per Share Metrics
Diluted earnings per share	$7.25	$0.23	$22.72	$8.89

Dividends per share	$0.40	$0.40	$1.60	$1.60

Book value per share at the end of period	$80.13	$42.10	$80.13	$42.10

Shares outstanding at the end of period	12,992,147	10,767,184	12,992,147	10,767,184

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share amounts)

	December 31, 2025	December 31, 2024
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $595,383 and $719,536, respectively and allowance for credit losses: $0 and $0, respectively)	$597,329	$718,537
Equity securities, at fair value (cost: $61,597 and $52,030, respectively)	65,890	56,200
Limited partnership investments	17,690	20,802
Real estate investments	103,746	79,120
Other investments	5,000	-
Total investments	789,655	874,659

Cash and cash equivalents	1,210,126	532,471
Restricted cash	3,748	3,714
Income taxes receivable	1,332	463
Deferred income tax assets, net	2,237	72
Premiums receivable, net (allowance: $4,469 and $5,891, respectively)	57,494	50,582
Prepaid reinsurance premiums	50,127	92,060
Reinsurance recoverable, net of allowance for credit losses:
Paid losses and loss adjustment expenses (allowance: $0 and $0, respectively)	27,855	36,062
Unpaid losses and loss adjustment expenses (allowance: $97 and $186, respectively)	262,041	522,379
Deferred policy acquisition costs	59,722	54,303
Property and equipment, net	28,939	29,544
Intangible assets, net	2,683	5,206
Funds withheld for assumed business	5,254	11,690
Other assets	27,715	17,008

Total assets	$2,528,928	$2,230,213

Liabilities, Redeemable Noncontrolling Interests and Equity
Losses and loss adjustment expenses	$576,495	$845,900
Unearned premiums	643,328	584,703
Advance premiums	19,302	18,867
Reinsurance payable on paid losses and loss adjustment expenses	—	2,496
Ceded reinsurance premiums payable	27,591	18,313
Assumed premiums payable	1,744	2,176
Income taxes payable	12,782	5,451
Deferred income tax liabilities, net	3,814	2,830
Revolving credit facility	36,000	44,000
Long-term debt	31,877	185,254
Accrued expenses and other liabilities	61,351	51,182

Total liabilities	1,414,284	1,761,172

Commitments and contingencies
Redeemable noncontrolling interests	3,359	1,691

Equity:
Common stock, (no par value, 40,000,000 shares authorized, 12,992,147 and 10,767,184 shares issued and outstanding, respectively)	—	—
Additional paid-in capital	428,109	122,289
Retained earnings	611,509	331,793
Accumulated other comprehensive income (loss)	1,459	(749)
Total stockholders' equity	1,041,077	453,333
Noncontrolling interests	70,208	14,017
Total equity	1,111,285	467,350

Total liabilities, redeemable noncontrolling interests and equity	$2,528,928	$2,230,213

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue
Gross premiums earned	$332,055	$297,497	$1,236,145	$1,083,220
Premiums ceded	(106,234)	(151,146)	(414,479)	(405,659)
Net premiums earned	225,821	146,351	821,666	677,561

Net investment income	17,686	14,486	65,411	59,148
Net realized investment gains	813	326	2,753	3,384
Net unrealized investment (losses) gains	(365)	(1,181)	123	2,644
Policy fee income	1,593	1,302	6,858	4,639
Other	695	591	4,135	2,675
Total revenue	246,243	161,875	900,946	750,051

Expenses
Losses and loss adjustment expenses	51,926	110,727	241,827	374,708
Policy acquisition and other underwriting expenses	32,936	27,707	122,426	99,402
General and administrative personnel expenses	10,851	10,231	72,125	63,152
Interest expense	1,009	3,322	9,156	13,344
Other operating expenses	5,521	3,997	26,082	26,018
Total expenses	102,243	155,984	471,616	576,624

Income before income taxes	144,000	5,891	429,330	173,427

Income tax expense	36,002	1,757	108,935	45,846

Net income	$107,998	$4,134	$320,395	$127,581
Net income attributable to redeemable noncontrolling interests	—	—	—	(10,149)
Net income attributable to noncontrolling interests	(10,344)	(1,550)	(21,390)	(7,479)

Net income after noncontrolling interests	$97,654	$2,584	$299,005	$109,953

Basic earnings per share	$7.50	$0.24	$24.58	$10.59

Diluted earnings per share	$7.25	$0.23	$22.72	$8.89

Dividends per share	$0.40	$0.40	$1.60	$1.60

HCI GROUP, INC. AND SUBSIDIARIES

(Unaudited)

(In thousands, except per share amount)

The computations of basic and diluted earnings per share for the periods presented were as follows:

	Three Months Ended			Year Ended
	December 31, 2025			December 31, 2025
	Income	Shares	Per Share	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$107,998			$320,395
Less: Net income attributable to noncontrolling interests	(10,344)			(21,390)
Net income after noncontrolling interests	97,654			299,005
Less: Income attributable to participating securities	(3,961)			(12,041)
Basic Earnings Per Share:
Income attributable to common stockholders	93,693	12,495	$7.50	286,964	11,675	$24.58

Effect of Dilutive Securities:
Stock options	—	429		—	397
Convertible senior notes	—	—		4,879	799
Warrants	—	8		—	7
Net impact from reallocation of undistributed earnings to participating securities	108	—		803	—

Diluted Earnings Per Share:
Income attributable to common stockholders	$93,801	12,932	$7.25	$292,646	12,878	$22.72